Separation and Distribution Agreement

Between

American International Industries Inc.

and

Brenham Oil & Gas Corp.

Effective as of April 21, 2010

TABLE OF CONTENTS

ARTICLE I SEPARATION

     Section 1.1     Separation Date
     Section 1.2     Closing of Transactions

ARTICLE II DOCUMENTS AND ITEMS TO BE DELIVERED ON THE SEPARATION DATE

     Section 2.1     Documents to Be Delivered by AMIN
     Section 2.2     Documents to Be Delivered by BOG

ARTICLE III THE REGISTRATION STATEMENT AND ACTIONS PENDING THE REGISTRATION

     Section 3.1     Transactions Prior to the Registration Statement
     Section 3.2     Cooperation
     Section 3.3     Conditions

ARTICLE IV THE DISTRIBUTION

     Section 4.1     The Distribution
     Section 4.2     Actions Following the Distribution
     Section 4.3     Sole Discretion of AMIN
     Section 4.4     Conditions Precedent to Distribution

ARTICLE V COVENANTS AND OTHER MATTERS

     Section 5.1     Other Agreements
     Section 5.2     Further Instruments
     Section 5.3     Exchange of Information
     Section 5.4     Auditors and Audits; Annual and Quarterly Statements and Accounting
     Section 5.5     Payment of Expenses
     Section 5.6     Governmental Approvals
     Section 5.7     No Representation or Warranty

ARTICLE VI MISCELLANEOUS

     Section 6.1     Limitation of Liability
     Section 6.2     Entire Agreement
     Section 6.3     Governing Law
     Section 6.4     Termination
     Section 6.5     Notices
     Section 6.6     Counterparts
     Section 6.7     Binding Effect; Assignment
     Section 6.8     Severability
     Section 6.9     Failure or Indulgence Not Waiver; Remedies Cumulative
     Section 6.10   Amendment
     Section 6.11   Authority
     Section 6.12   Interpretation
     Section 6.13   Conflicting Agreements

ARTICLE VII DEFINITIONS

     Section 7.1     Governmental Approvals
     Section 7.2     Governmental Authority
     Section 7.3     Information
     Section 7.4     BOG's Auditors
     Section 7.5     Person
     Section 7.6    Record Date
     Section 7.7    AMIN
     Section 7.8  AMIN's Auditors

SEPARATION AND DISTRIBUTION AGREEMENT

This Separation and Distribution Agreement (this "Agreement") is entered into as of April 21, 2010, between American International Industries, Inc. ("AMIN"), a Nevada corporation, Brenham Oil & Gas Corp. ("BOG"), a Nevada corporation and Brenham Oil & Gas, Inc. (“BOG TX”), a Texas corporation.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in Article VII hereof.

RECITALS

WHEREAS, AMIN currently owns 100,000 shares of common stock of BOG TX, constituting all of BOG TX issued and outstanding capital stock;

WHEREAS, the Boards of Directors of AMIN, BOG and BOG TX have each determined that it would be appropriate and desirable for AMIN to contribute and transfer to BOG all of AMIN’s BOG TX shares of common stock, and, in connection therewith, AMIN authorized the incorporation of BOG on April 21, 2010 in order to implement the transactions contemplated by this Agreement (the "Separation");

WHEREAS, the Articles of Incorporation of BOG, as amended, provide for a capital structure of a total of 210,000,000 shares of stock, $0.0001 par value, comprised of 200,000,000 shares of common stock and 10,000,000 shares of preferred stock, which may be divided into series and with the preferences, limitations and relative rights to be determined by the BOG Board of Directors;

WHEREAS, in consideration for AMIN’s contribution of all of its BOX TX shares of common stock to BOG, BOG issued to AMIN  64,977,093 newly issued shares of common stock of BOG;

WHEREAS, in order for BOG to become a separate public company, AMIN authorized the distribution, pro rata, on a 1 for 1 basis, a total of 10,297,019 BOG shares owned by AMIN to the holders of AMIN’s common stock (the "Distribution");

WHEREAS, in connection with this Distribution, the Board of Directors of AMIN and BOG authorized the preparation and filing with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-1(the “Registration Statement”) registering the 10,297,019 BOG shares distributed to AMIN’s stockholders;

WHEREAS, AMIN and BOG intend that the Separation and the Distribution will qualify as a tax-free reorganization under Sections 368(a)(1)(D) and 355 of the Internal Revenue Code of 1986, as amended (the "Code"), and that this Agreement is intended to be, and is hereby adopted as, a plan of reorganization under Section 368 of the Code; and

WHEREAS, the parties intend that this Agreement set forth the principal arrangements between them regarding the Separation of BOG.

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth below, the parties hereto agree as follows:

ARTICLE I

SEPARATION

Section 1.1  Separation Date.  Unless otherwise provided in this Agreement, or in any agreement to be executed in connection with this Agreement, the effective time and date of each transfer of property, assumption of liability, license, undertaking, or agreement in connection with the Separation shall be 12:01 a.m., Eastern Time, April 21, 2010 or such other date as may be fixed by the Board of Directors of AMIN (the "Separation Date").

Section 1.2  Closing of Transactions.  Unless otherwise provided herein, the closing of the transactions contemplated in Article II shall occur by the execution of this Agreement and other documents executed or to be executed by AMIN’s and BOG’s board of directors.

ARTICLE II

DOCUMENTS AND ITEMS TO BE DELIVERED ON THE SEPARATION DATE

Section 2.1  Documents to Be Delivered by AMIN.  On the Separation Date or such other date as agreed to, AMIN will deliver, or will cause any appropriate AMIN subsidiaries to deliver, to BOG the following items:

(a) Duly executed resolutions of AMIN’s board of director authorizing the execution o this Agreement; and
(b) Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof.

Section 2.2  Documents to Be Delivered by BOG.  As of the Separation Date, BOG will deliver to AMIN the following:

(a)  In each case where BOG is a party to any agreement or instrument referred to in Section 2.1, a duly executed counterpart of such agreement or instrument;
(b) Duly executed resolutions of BOG’s board of director authorizing the execution o this Agreement; and
(c) Such other agreements, documents or instruments as the parties may agree are necessary or desirable in order to achieve the purposes hereof.

ARTICLE III

THE REGISTRATION STATEMENT AND ACTIONS PENDING THE REGISTRATION STATEMENT

Section 3.1  Transactions Prior to the Registration Statement.  Subject to the conditions specified in Section 3.3, AMIN and BOG shall use their reasonable efforts to file a Registration Statement under the Securities Act. Such efforts shall include, but not necessarily be limited to, those specified in this Section 3.1

(a)  Registration Statement.  BOG shall file a Registration Statement, and such amendments or supplements thereto as may be necessary in order to cause the same to become and remain effective as required by law, including, but not limited to, filing such amendments to the Registration Statement as may be required by the SEC or federal, state or foreign securities laws. AMIN and BOG shall also cooperate in preparing, filing with the SEC and causing to become effective a Registration Statement registering the common stock of BOG under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"); and
(b)  NASDAQ BB Listing.  BOG shall prepare, file and use reasonable efforts to seek to make its common stock become subject to quotation on the NASDAQ OTC BB and/or the OTCQB Marketplace, quoted by Pink OTC Markets.

Section 3.2  Cooperation. BOG shall consult with, and cooperate in all respects with, AMIN in connection with the Registration Statement of BOG and shall, at AMIN's direction, promptly take any and all actions necessary or desirable to file the Registration Statement as contemplated herein.

Section 3.3  Conditions. The Registration Statement is currently scheduled to be filed before September 30, 2010. The obligations of the parties to use their reasonable efforts to file the Registration Statement shall be conditioned on the satisfaction of the following conditions:

(a)  Common Stock Ownership.  AMIN shall be satisfied in its sole discretion that it will own at least 51% of the outstanding common stock of BOG following the spin-off transaction, the Separation and the Distribution. All other conditions to permit the Distribution to qualify as a tax-free distribution to AMIN, BOG and AMIN's stockholders shall, to the extent applicable as of the time of the effectiveness of the registration agreement be satisfied. There shall be no event or condition that is likely to cause any of such conditions not to be satisfied as of the time of the Distribution or thereafter;

(b)  No Legal Restraints.  No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Separation or the Registration Statement or any of the other transactions contemplated by this Agreement shall be in effect;
(c)  Separation.  The Separation shall have become effective by execution of this Agreement;
(d)  Other Actions.  Such other actions as the parties hereto may, based upon the advice of counsel, reasonably request to be taken prior to the effectiveness of the Registration Statement in order to assure the successful completion of the Distribution shall have been taken; and
(e)  No Termination.  This Agreement shall not have been terminated.

ARTICLE IV
THE DISTRIBUTION

Section 4.1  The Distribution.

(a)  Delivery of Shares for Distribution.  Subject to Section 4.4 hereof, on or prior to the date the Distribution is effective (the "Distribution Date"), AMIN will deliver to the distribution agent (the "Distribution Agent") to be appointed by AMIN to distribute to the stockholders of AMIN the shares of common stock of BOG held by AMIN pursuant to the Distribution for the benefit of holders of record of common stock of AMIN on the Record Date, a single stock certificate, endorsed by AMIN, representing all of the outstanding shares of common stock of BOG then owned by AMIN, and shall cause the transfer agent for the shares of common stock of AMIN to instruct the Distribution Agent to distribute on the Distribution Date the appropriate number of such shares of common stock of BOG to each such holder or designated transferee or transferees of such holder;
(b)  Shares Received.  Subject to Sections 4.4 and 4.5, each holder of common stock of AMIN on the Record Date (or such holder's designated transferee or transferees) will be entitled to receive in the Distribution a number of shares of common stock of BOG equal to the number of shares of common stock of AMIN held by such holder on the Record Date; and
(c)  Obligation to Provide Information.  BOG and AMIN, as the case may be, will provide to the Distribution Agent all share certificates, documentation and any Information required in order to complete the Distribution on the basis specified above.

Section 4.2  Actions Following the Distribution.

(a)  Registration Statement.  Following the Distribution Date, AMIN and BOG shall prepare and file the Registration Statement with the Commission, and mail to the shareholders of record of common stock of AMIN a copy of the prospectus disclosing such Information concerning BOG and the Distribution and such other matters as AMIN shall reasonably determine are necessary;
(b)  Blue Sky.  AMIN and BOG shall take all such actions as may be necessary or appropriate under the securities or blue sky laws of the United States (and any comparable laws under any foreign jurisdiction) in connection with the Distribution;
(c)  Nasdaq OTCBB Listing. BOG shall use its reasonable efforts to have approved, an application for the common stock of BOG to become subject to quotation on the NASDAQ OTCBB; and
(d)  Conditions.  AMIN and BOG shall take all reasonable steps necessary and appropriate to cause the conditions set forth in Section 4.4 to be satisfied and to effect the Distribution on the Distribution Date.

     Section 4.3  Sole Discretion of AMIN.  AMIN currently intends to complete the Distribution on or before July 31, 2010. AMIN shall, in its sole and absolute discretion, determine the date of the consummation of the Distribution and all terms of the Distribution, including, without limitation, the form, structure and terms of any transaction(s) and/or offering(s) to effect the Distribution and the timing of and conditions to the consummation of the Distribution. In addition, AMIN may, at any time and from time to time until the completion of the Distribution, modify or change the terms of the Distribution, including, without limitation, by accelerating or delaying the timing of the consummation of all or part of the Distribution. BOG shall cooperate with AMIN in all respects to accomplish the Distribution and shall, at AMIN's direction, promptly take any and all actions necessary or desirable to effect the Distribution, including, without limitation, the registration under the Securities Act of the common stock of BOG on an appropriate registration form or forms to be designated by AMIN. AMIN shall select manager(s) in connection with the Distribution, as well as outside counsel for AMIN; provided, however, that nothing herein shall prohibit BOG from engaging (at its own expense) its own financial, legal, accounting and other advisors in connection with the Distribution.

Section 4.4  Conditions Precedent to Distribution.  The following are conditions that must take place prior to the consummation of the Distribution. The conditions are for the sole benefit of AMIN and shall not give rise to or create any duty on the part of AMIN or the AMIN Board of Directors to waive or not waive any such condition.

(a)  Tax free distribution.  The distribution by AMIN of the 10,297,019 shares of BOG common stock to the stockholders of AMIN, will qualify as a reorganization under Sections 368(a)(1)(D) and 355 of the Code; (ii) no gain or loss will be recognized by AMIN on its transfer of its BOG TX shares to BOG; (iii) no gain or loss will be recognized by BOG on its receipt of the BOG TX shares from AMIN; and (iv) no gain or loss will be recognized by (and no amount will otherwise be included in the income of) the stockholders of AMIN upon their receipt of BOG common stock pursuant to the Distribution;
(b)  Government Approvals.  Any material governmental approvals and consents, if necessary to consummate the Distribution, shall have been obtained and be in full force and effect;
(c)  No Legal Restraints.  No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Distribution shall be in effect and no other event outside the control of AMIN shall have occurred or failed to occur that prevents the consummation of the Distribution; and
(d)  No Material Adverse Effect.  No other events or developments shall have occurred that in the judgment of the Board of Directors of AMIN, would result in the Distribution having a material adverse effect on AMIN or on the stockholders of AMIN.

ARTICLE V

COVENANTS AND OTHER MATTERS

Section 5.1  Other Agreements.  AMIN and BOG agree to execute or cause to be executed by the appropriate parties and deliver, as appropriate, such other agreements, instruments and other documents as may be necessary or desirable in order to effect the purposes of this Agreement.

Section 5.2  Further Instruments.  At the request of BOG, and without further consideration, AMIN will execute and deliver, and will cause to execute and deliver such other instruments of transfer, conveyance, assignment, substitution and confirmation and take such action as BOG may reasonably deem necessary or desirable in order to more effectively enable BOG to become a separate public company. Furthermore, each party, at the request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

Section 5.3  Exchange of Information.

(a)  Generally.  Each of AMIN and BOG agrees to provide, or cause to be provided, to each other, at any time before or after the Distribution Date, as soon as reasonably practicable after written request therefor, any Information in the possession or under the control of such party that the requesting party reasonably needs (i) to comply with reporting, disclosure, filing or other requirements imposed on the requesting party (including under applicable securities laws) by a Governmental Authority having jurisdiction over the requesting party, (ii) for use in any other judicial, regulatory, administrative or other proceeding or in order to satisfy audit, accounting, claims, regulatory, litigation or other similar requirements, (iii) to comply with its obligations under this Agreement or (iv) in connection with the ongoing businesses of AMIN or BOG, as the case may be; provided, however, that in the event that any party determines that any such provision of Information could be commercially detrimental, violate any law or agreement, or waive any attorney-client privilege, the parties shall take all reasonable measures to permit the compliance with such obligations in a manner that avoids any such harm or consequence;
(b)  Internal Accounting Controls; Financial Information.  After the Separation Date, (i) each party shall maintain in effect at its own cost and expense adequate systems and controls for its business to the extent necessary to enable the other party to satisfy its reporting, accounting, audit and other obligations, and (ii) each party shall provide, or cause to be provided, to the other party and its subsidiaries in such form as such requesting party shall request, at no charge to the requesting party, all financial and other data and Information as the requesting party determines necessary or advisable in order to prepare its financial statements and reports or filings with any Governmental Authority;

(c)  Ownership of Information.  Any Information owned by a party that is provided to a requesting party pursuant to this Section 5.4 shall be deemed to remain the property of the providing party. Unless specifically set forth herein, nothing contained in this Agreement shall be construed as granting or conferring rights of license or otherwise in any such Information;
(d)  Record Retention.  To facilitate the possible exchange of Information pursuant to this Section 5.4 and other provisions of this Agreement after the Distribution Date, each party agrees to use its reasonable efforts to retain all Information in its respective possession or control on the Distribution Date substantially in accordance with the policies of AMIN as in effect on the Separation Date. However, at any time after the Distribution Date, each party may amend its respective record retention policies at such party's discretion. No party will destroy any Information that exists on the Separation Date (other than Information that is permitted to be destroyed under the current record retention policies of AMIN) and that falls under the categories listed in Section 5.4(a), without first using its reasonable efforts to notify the other party of the proposed destruction and giving the other party the opportunity to take possession of such Information prior to such destruction;
(e)  Limitation of Liability.  No party shall have any liability to any other party in the event that any Information exchanged or provided pursuant to this Section 5.4 is found to be inaccurate, in the absence of gross negligence or willful misconduct by the party providing such Information. No party shall have any liability to any other party if any Information is destroyed or lost after reasonable efforts by such party to comply with the provisions of Section 5.4(d).

Section 5.5  Auditors and Audits; Annual and Quarterly Statements and Accounting.  Each party agrees that, for so long as AMIN is required in accordance with United States generally accepted accounting principles to consolidate BOG's results of operations and financial position:

(a)  Selection of Auditors.  BOG shall not select a different accounting firm from that used by AMIN to serve as its (and its subsidiaries') independent certified public accountants ("BOG's Auditors") for purposes of providing an opinion on its consolidated financial statements without AMIN's prior written consent;
(b)  Date of Auditors' Opinion and Quarterly Reviews.  BOG shall use its reasonable efforts to enable the BOG Auditors to complete their audit such that they will date their opinion on BOG's audited annual financial statements on the same date that AMIN's independent certified public accountants ("AMIN's Auditors") date their opinion on AMIN's audited annual financial statements, and to enable AMIN to meet its timetable for the printing, filing and public dissemination of AMIN's annual financial statements. BOG shall use its reasonable commercial efforts to enable the BOG Auditors to complete their quarterly review procedures such that they will provide clearance on BOG's quarterly financial statements on the same date that AMIN's Auditors provide clearance on AMIN's quarterly financial statements;
(c)  Annual and Quarterly Financial Statements.  BOG shall provide to AMIN on a timely basis all Information that AMIN reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of AMIN's annual and quarterly financial statements. Without limiting the generality of the foregoing, BOG will provide all required financial Information with respect to BOG and its subsidiaries to BOG's Auditors in a sufficient and reasonable time and in sufficient detail to permit BOG's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to AMIN's Auditors with respect to financial Information to be included or contained in AMIN's annual and quarterly financial statements. Similarly, AMIN shall provide to BOG on a timely basis all financial Information that BOG reasonably requires to meet its schedule for the preparation, printing, filing, and public dissemination of BOG's annual and quarterly financial statements. Without limiting the generality of the foregoing, AMIN will provide all required financial Information with respect to AMIN and its subsidiaries to AMIN's Auditors in a sufficient and reasonable time and in sufficient detail to permit AMIN's Auditors to take all steps and perform all reviews necessary to provide sufficient assistance to BOG's Auditors with respect to Information to be included or contained in BOG's annual and quarterly financial statements;
(d)  Access to Books and Records.  BOG shall provide AMIN's internal auditors and their designees access to BOG's and its subsidiaries' books and records so that AMIN may conduct reasonable audits relating to the financial statements provided by BOG pursuant hereto as well as to the internal accounting controls and operations of BOG and its subsidiaries. Similarly, AMIN shall provide BOG's internal auditors and their designees access to AMIN's and its subsidiaries' books and records so that BOG may conduct reasonable audits relating to the financial statements provided by AMIN pursuant hereto as well as to the internal accounting controls and operations of AMIN and its subsidiaries; and
(e)  Notice of Change in Accounting Principles.  BOG shall give AMIN as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date. BOG will consult with AMIN and, if requested by AMIN, BOG will consult with AMIN's independent public accountants with respect thereto. AMIN shall give BOG as much prior notice as reasonably practical of any proposed determination of, or any significant changes in, its accounting estimates or accounting principles from those in effect on the Separation Date.

Section 5.7   Payment of Expenses.  Except as otherwise provided in this Agreement, or any other agreement between the parties relating to the Separation, the Registration Statement or the Distribution, all costs and expenses of the parties hereto in connection with the Separation, the Registration Statement and the Distribution and costs and expenses of the parties hereto in connection with the Separation shall be allocated between BOG and AMIN. BOG and AMIN shall each be responsible for their own internal fees, costs and expenses incurred in connection with the Separation, the Registration Statement and the Distribution.

Section 5.8   Governmental Approvals.  To the extent that the Separation requires any Governmental Approvals, the parties will use their reasonable efforts to obtain any such Governmental Approvals.

Section 5.9   No Representation or Warranty.  AMIN does not, in this Agreement or any other agreement, instrument or document contemplated by this Agreement, make any representation as to, warranty of or covenant with respect to:

(a)  the value of the BOG TX shares transferred to BOG;
(b)  the value of any asset or thing of value in BOG TX;
(b)  the freedom from encumbrance of any asset or thing of value to be transferred to BOG;
(c)  the absence of defenses or freedom from counterclaims with respect to any claim to be transferred to BOG; or
(d)  the legal sufficiency of any assignment, document or instrument delivered hereunder to convey title to any asset or thing of value upon its execution, delivery and filing.

ARTICLE VI

MISCELLANEOUS

Section 6.1   Limitation of Liability.  IN NO EVENT SHALL AMIN OR BOG BE LIABLE TO ONE ANOTHER FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES OR LOST PROFITS, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

Section 6.2   Entire Agreement.  This Agreement, and the exhibits and Schedules referenced or attached hereto and thereto, constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

Section 6.3   Governing Law.  This Agreement shall be construed in accordance with and all disputes hereunder shall be governed by the laws of the State of Texas and shall be submitted to binding arbitration pursuant to the rules of the American Arbitration Association, to be held in Harris County, State of Texas.

Section 6.4   Termination.  This Agreement may be terminated and the Distribution abandoned at any time prior to the Registration Statement being declared effective and in the sole discretion of AMIN without the approval of BOG. In the event of termination pursuant to this Section 6.4, no party shall have any liability of any kind to the other party.

Section 6.5   Notices.  Notices, offers, requests or other communications required or permitted to be given by either party pursuant to the terms of this Agreement shall be given in writing to the respective parties to the following addresses:

          if to AMIN, then to :
                         American International Industries Inc.
                         601 Cien Street, Suite 235
                         Kemah, Texas 77565
                         Fax:  (281) 334-9508

          if to BOG, then to:
                         Brenham Oil & Gas Corp.
                         601 Cien Street, Suite 235
                         Kemah, Texas 77565
                         Fax:  (281) 334-9508

or to such other address as the party to whom notice is given may have previously furnished to the other in writing as provided herein.   Any notice involving non-performance, termination, or renewal shall be sent by hand delivery, recognized overnight courier or, within the United States, may also be sent via certified mail, return receipt requested.  All other notices may also be sent by fax, confirmed by first class mail.  All notices shall be deemed to have been given and received on the earlier of actual delivery or three (3) days from the date of postmark.

Section 6.6   Counterparts.  This Agreement, including any exhibits or schedules hereto and thereto and the other documents referred to herein or therein, may be executed in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

Section 6.7   Binding Effect; Assignment.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment shall be void; provided, however, either party may assign this Agreement to a successor entity in conjunction with such party's reincorporation.

Section 6.8   Severability.  If any term or other provision of this Agreement or the exhibits or schedules attached hereto is determined by a court, administrative agency or arbitrator to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the fullest extent possible.

Section 6.9   Failure or Indulgence Not Waiver; Remedies Cumulative.  No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement or the exhibits or schedules attached hereto are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 6.10  Amendment.  No change or amendment will be made to this Agreement or the exhibits or schedules attached hereto except by an instrument in writing signed on behalf of each of the parties to such agreement.

Section 6.11  Authority.  Each of the parties hereto represents to the other that (a) it has the corporate or other requisite power and authority to execute, deliver and perform this Agreement, (b) the execution, delivery and performance of this Agreement by it have been duly authorized by all necessary corporate or other actions, (c) it has duly and validly executed and delivered this Agreement, and (d) this Agreement is a legal, valid and binding obligation, enforceable against it in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and general equity principles.

Section 6.12  Interpretation.  The headings contained in this Agreement, in any exhibit or schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any capitalized term used in any exhibit or schedule but not otherwise defined therein, shall have the meaning assigned to such term in this Agreement. When a reference is made in this Agreement to an Article or a Section, exhibit or schedule, such reference shall be to an Article or Section of, or an exhibit or schedule to, this Agreement unless otherwise indicated.

Section 6.13  Conflicting Agreements.  In the event of conflict between this Agreement or other agreement executed in connection herewith, the provisions of such other agreement shall prevail.

ARTICLE VII

DEFINITIONS

Section 7.1   Governmental Approvals.  "Governmental Approvals" means any notices, reports or other filings to be made, or any consents, registrations, approvals, permits or authorizations to be obtained from any Governmental Authority.

Section 7.2   Governmental Authority.  "Governmental Authority" shall mean any federal, state, local, foreign or international court, government, department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority.

Section 7.3   Information.  "Information" means Information, whether or not patentable or copyrightable, in written, oral, electronic or other tangible or intangible forms, stored in any medium, including studies, reports, records, books, contracts, instruments, surveys, discoveries, ideas, concepts, know-how, techniques, designs, specifications, drawings, blueprints, diagrams, models, prototypes, samples, flow charts, data, computer data, disks, diskettes, tapes, computer programs or other software, marketing plans, customer names, communications by or to attorneys (including attorney-client privileged communications), memos and other materials prepared by attorneys or under their direction (including attorney work product), and other technical, financial, employee or business Information or data.

Section 7.4   BOG's Auditors.  "BOG's Auditors" means BOG's independent certified public accountants.

Section 7.5   Person.  "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

Section 7.6  Record Date.  "Record Date" means the close of business on the date to be determined by the Board of Directors of AMIN as the record date for determining the stockholders of AMIN entitled to receive shares of common stock of BOG in the Distribution.

Section 7.7  AMIN.  "AMIN" means American International Industries, Inc., each Subsidiary and Affiliated Company of AMIN (other than any member of BOG) immediately after the Separation Date.

Section 7.8  AMIN's Auditors.  "AMIN's Auditors" means AMIN's independent certified public accountants.

WHEREFORE, the parties have signed this Separation and Distribution Agreement effective as of the date first set forth above.

American International Industries, Inc.                                                                                              Brenham Oil & Gas Corp.

/s/ Daniel Dror                                                                                                                                           /s/ Scott Gaille
Name: Daniel Dror                                                                                                                                     Name:  Scott Gaille
Title: Chairman and CEO                                                                                                                          Title: President

Brenham Oil & Gas, Inc.

/s/ Sherry L. Couturier
Name: Sherry L. Couturier
Title:  Vice President and CFO